Exhibit 99.1

For Immediate Release

Contact:

Anne Marie Pascoe

VCampus Corporation

(703) 654-7251

apascoe@vcampus.com

NEW SELECT PARTNER™ COURSES EXPECTED TO DRIVE VCAMPUS REVENUE

Third Quarter Marks Major Expansion in Select Partner Offerings

Reston, Va., July 26, 2005— VCampus Corporation (NASDAQ: VCMP), a provider of comprehensive e-Learning publishing and hosting services to corporations, government agencies, professional associations and credentialing organizations, today announced that it plans to launch 37 additional Select Partner™ courses and certification exams in the third quarter of 2005, of which all but five have already been released.  These new titles will join an existing library of Information Security, Project Management and Contract Management Certification Courses, bringing the total number of Select Partner offerings VCampus will have launched since the inception of the program to 46.

The new offerings span the range of our Select Partner Program, including our traditional certification courses, professional development and continuing education courses and a new area, certification exams.  In the third quarter, we are on schedule to release four certification courses, bringing the total number of Select Partner certification courses to seven.  We expect to see a major expansion in our library in this quarter with the addition of 30 professional development and continuing education courses.  Finally, we plan to release our first three online certification exams in the third quarter.

“We are thrilled to have such a strong indicator of progress in terms of course launches ahead of us to drive revenues in the coming months,” said Nat Kannan, Chairman and CEO of VCampus Corporation.  “Each product creates a new revenue stream opportunity as our Select Partners start to market them to their audiences and thus fuel growth of revenues for VCampus.”

Third quarter Select Partner offerings include:

•                  Sourcefire, Inc. – IT and network security training and certification exams for the Sourcefire and Snort® communities worldwide

•                  Sourcefire Certified Expert (SFCE) Certification Exam

•                  Sourcefire Certified Professional (SFCP) Certification Exam

•                  Snort Certified Professional (SnortCP) Certification Exam

•                  Building and Operating Snort

•                  Snort Rules

•                  American College of Forensic Examiners International (ACFEI) – Online Homeland Security Certification training

•                  Certified in Homeland Security Level-IV (CHS-IV) course: Incident Command Management and Terrorism

•                  PCI Global – Online training to prepare experienced project managers for the PMI® Project Management Professional (PMP®) certification

•                  Online PMP® Exam Prep Course (PMBOK® Third Edition)

•                  Association for Financial Professionals – Corporate finance and treasury recertification training for the Certified Treasury Professional (CTP) or its predecessor, the Certified Cash Manager (CCM)

•                  Derivatives: Debunking Myths and Building Boardroom Support

•                  Working Capital Management: Evaluating Efficiency

•                  Regulatory Affairs Professionals Society (RAPS) – online training to support the growing worldwide demand for training, education and certification in the regulatory affairs profession

•                  Introduction to Regulatory Affairs & the Healthcare Product Lifecycle

•                  New York Institute of Finance – Online continuing education for financial services professionals

•                  Converted 27 financial training courses including Asset Backed Securities, Corporate Finance, Options and Risk Management Using Derivatives, from another hosting platform

To learn more about these courses or the VCampus Select Partner Program, call 800-915-9298 or visit www.vcampus.com.

About VCampus®

VCampus Corporation (NASDAQ: VCMP), a provider of comprehensive e-Learning services, helps organizations that offer professional certifications and credentials unlock the value of their traditional branded course content.  Through its innovative Select Partner™ Program, VCampus repurposes value-added training content for online delivery to enhance and support professional development programs.  The Select Partner Program provides custom course development, publishing, hosting, e-commerce, reporting, account support and marketing services. With over a decade of e-Learning experience, VCampus has delivered 2.9 million courses to 920,000 desktops/users in associations, non-profits, corporations, government agencies and credentialing organizations.  VCampus distributes a courseware library of more than 5,000 web-based courses. VCampus Corporation is headquartered in Reston, VA. For more information, call 800-915-9298, or visit the VCampus Web site at www.vcampus.com. “VCampus” is a registered trademark and “Select Partner” is a trademark of VCampus Corporation.  Snort is a registered mark of Sourcefire, Inc.  PMI, PMP and PMBOK are registered marks of the Project Management Institute, Incorporated.

This press release contains forward-looking statements within the meaning of the federal Private Securities Litigation Reform Act of 1995. Statements contained herein that are not statements of historical fact are forward-looking. Without limiting the foregoing, references to future growth or expansion or scheduled product launch dates are forward-looking, and words such as “anticipates,” “believes,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “should,” “will,” and “would” and other forms of these words or similar words are intended to identify forward-looking information. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other forward-looking information. There might be events in the future that we are not able to predict accurately or control, and any forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially. These risks and uncertainties include: (1) our history of losses, projection of future losses and our need to raise additional capital; (2) market acceptance of our new and future products; (3) uncertainties regarding the successful implementation of our Select Partner Program or the timely release of products; (4) growing competition; and (5) our ability to maintain and manage our growth. For additional information regarding risk factors that could affect our future results, please refer to the discussions of “Risk and Uncertainties’’ in our Annual Report on Form 10-K for the year ended December 31, 2004, as amended, and other SEC filings.

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